EXHIBIT 5.1

[Latham & Watkins LLP Letterhead]

May 16, 2006

MidAmerican Energy Company
666 Grand Avenue
Des Moines, Iowa 50309

Re:	MidAmerican Energy Company; Registration Statement on Form S-3 (Registration No. 333- ); Aggregate Principal Amount of $600,000,000 of Debt Securities and Preferred Stock

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 filed by MidAmerican Energy Company, an Iowa corporation (the ‘‘Company’’), with the Securities and Exchange Commission (the ‘‘Commission’’) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), on May 16, 2006, (File No. 333-           ) (the ‘‘Registration Statement’’), you have requested our opinion with respect to the matters set forth below. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as to the enforceability of the Debt Securities (as herein defined).

You have provided us with a prospectus dated the date hereof (the ‘‘Prospectus’’) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a ‘‘Prospectus Supplement’’). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $600,000,000 aggregate offering price of (i) one or more series of senior or subordinated debt securities of the Company (the ‘‘Debt Securities’’), and (ii) one or more series of preferred stock of the Company, no par value per share (the ‘‘Preferred Stock’’). The Debt Securities may be issued pursuant to one or more indentures in the form attached as Exhibit 4.1 or Exhibit 4.2 to the Registration Statement (each, an ‘‘Indenture’’), in each case between the Company and a trustee (each, a ‘‘Trustee’’).

In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Debt Securities. For purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the effect on the Debt Securities only of the internal laws of the State of New York (which we have with your consent assumed will be chosen to govern the Securities). We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. With respect to the opinions expressed in clause (1) of the following paragraph, to the extent they involve matters arising under the laws of the State of Iowa, we have with your consent relied exclusively on the opinion of Paul J. Leighton, Esq., Assistant General Counsel of the Company, subject to all of the assumptions, limitations and qualifications set forth therein.

Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof, (1) (a) the Company is a corporation under the Iowa Business Corporation Act, is validly existing and is in good standing under the laws of the State of Iowa and has the corporate power and authority to issue and sell the Debt Securities and to execute, deliver and perform its obligations under the applicable Indenture and (b) the Debt Securities have been duly authorized by all necessary corporate action by the Company, subject to further action of the Board of Directors of the Company, or a committee authorized to act on behalf of the Board of Directors of the Company, authorizing the price or prices and other terms of the Debt Securities at the time of any issuance, and (2) when (a) the applicable Indenture has been duly authorized by all necessary corporate action by the Company and the Trustee, has been duly executed and delivered by the Company and the Trustee and constitutes a legal, valid and binding obligation of the Company and the Trustee enforceable against the Company and the Trustee in accordance with its terms, (b) the Debt Securities have been duly established in accordance with the applicable Indenture and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon due authentication, execution and delivery by the Trustee of the Debt Securities on behalf of the Company against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (c) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

The opinions set forth in the immediately preceding paragraph are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief); and (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning (i) the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; (ii) compliance with laws relating to permissible rates of interest; (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien; and (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) covenants not to compete; (vi) provisions for exclusivity, election or cumulation of rights or remedies; (vii) provisions authorizing or validating conclusive or discretionary determinations; (viii) grants of setoff rights; (ix) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (x) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (xi) proxies, powers and trusts; (xii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Debt Securities will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as to the Company, enforceable against them in accordance with their respective terms, and (b) that the status of the Debt Securities as legally valid and binding obligations of the respective parties thereto will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption ‘‘Legal Matters’’ in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,
/s/ Latham & Watkins LLP